Exhibit 99.1

enabling tomorrow’s technologies™
355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | F 631.981.7095 | info@cvdequipment.com

CVD Equipment Corporation Announces Appointment of

Dr. Ashraf Lotfi to its Board of Directors

CENTRAL ISLIP, N.Y., (Business Wire) – August 21, 2023 - CVD Equipment Corporation (NASDAQ: CVV), a leading provider of chemical vapor deposition and thermal process equipment, announced today it had appointed Dr. Ashraf Lotfi to its Board of Directors. The Board of Directors also approved an expansion of the number of directors from the current level of five to six.

"We are delighted that Dr. Lotfi has agreed to join our Board,” said Lawrence J. Waldman, Chairman of CVD Equipment Corporation’s Board of Directors.  “His extensive semiconductor and power electronics device industry expertise, and proven track record of bringing innovative technologies to market, will be invaluable as we execute our core strategy focused on the electrification of everything."

Dr. Lotfi is currently a venture partner with Deep Sciences Ventures and serves on the board of Lotus Microsystems, ApS. Dr. Lotfi previously served as Vice President and a Fellow at Intel Corporation. Prior to Intel, he was Power Chief Technology Officer for Altera Corporation serving its Enpirion Power Business as well as the broader Field Programmable Gate Array community. Altera was acquired by Intel in 2015. Prior to Altera, he served as President and Chief Executive Officer of Enpirion, Inc., which he founded in 2002.

From Enpirion’s inception, Dr. Lotfi led its strategic direction with a unique industry‐first vision to create the ultimate power converter‐on‐chip creating ubiquitous DC‐DC conversion at the silicon level. In 2013, he led Enpirion’s merger into Altera to realize his vision of highly integrated power management closely coupled to leading‐edge digital silicon loads. Prior to founding Enpirion, he was Director of Advanced Power Research at Bell Laboratories.

Manny Lakios, President and CEO of CVD Equipment Corporation, also commented, “We are very pleased to welcome Dr. Lotfi to our Board of Directors. His in-depth knowledge of the power electronics market and his track record of scaling the Enpirion Power Business will allow him to immediately contribute to our management team and Board of Directors as we pursue the pipeline of customer opportunities in our key strategic markets of high-power electronics, battery materials/energy storage and aerospace and defense.”

Dr. Lotfi stated, “I am very delighted to join CVD Equipment Corporation. Its long history and solid IP capabilities, particularly in silicon carbide, the essential enabling technology for electrification, form a strong basis for continued growth and participation in critical parts of vital applications and growth markets.”

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, physical vapor transport, gas and chemical delivery control systems, and other equipment and process solutions used to develop and manufacture materials and coatings for industrial applications and research. Our products are used in production environments as well as research and development centers, both academic and corporate. Major target markets include high power electronics (silicon carbide), EV battery materials / energy storage (carbon nanotubes, graphene, and silicon nanowires) and aerospace & defense (ceramic matrix composites). Through its application laboratory, the Company allows customers the option to bring their process tools to our laboratory and to work collaboratively with our scientists and engineers to optimize process performance.

www.cvdequipment.com | www.firstnano.com | www.stainlessdesign.com

enabling tomorrow’s technologies™

Certain information in this press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company’s Securities and Exchange Commission filings identify many such risks and uncertainties. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in such Securities and Exchange Commission filings.

For further information about this topic please contact:
Richard Catalano, Executive Vice President & CFO
Phone: (631) 981-7081
Email: investorrelations@cvdequipment.com

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com
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